Media Contact:	Investor Relations Contact:
Kevin Komiega	Michael J. Melnyk, CFA
Commvault	Commvault
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Commvault Accelerates Cyber Resilience Capabilities for AWS with Acquisition of Clumio

Commvault provides cloud-first organizations with greater choice and flexibility to protect and recover data and cloud-native applications in a multi-cloud era

TINTON FALLS, NJ – September 24, 2024 – Commvault, a leading provider of cyber resilience and data protection solutions for the hybrid cloud, announced it will acquire Clumio, a technology leader in data protection for critical cloud data in AWS.

This transaction enables Commvault to leverage Clumio’s AWS offerings to provide cyber resilience to next generation applications built on AWS. Clumio serves a wide range of customers including Atlassian, Cox Automotive, Duolingo, and LexisNexis.

More and more organizations are relying on Amazon S3 as their de facto storage offering, including for AI development in the cloud. Clumio has brought groundbreaking innovations to market in this area, including technologies that enable customers to have near-instant access to their Amazon S3 data during a time-critical recovery operation.

“In the event of an outage or cyberattack, rapidly getting back to business is paramount to our customers,” said Commvault CEO Sanjay Mirchandani. “Combining Commvault’s industry-leading cyber resilience capabilities with Clumio’s exceptional talent, technology, and AWS expertise advances our recovery offerings, strengthens our platform, and reinforces our position as a leading SaaS provider for cyber resilience.”

“At Clumio, our vision was to build a platform that could scale quickly to protect the world’s largest and most complex data sets, including data lakes, warehouses, and other business-critical data,” said Poojan Kumar, co-founder of Clumio. “Joining hands with Commvault allows us to get our cloud-native offerings to AWS customers on a global scale.”

The asset acquisition is expected to close in early October 2024, and be immediately accretive to ARR and revenue, and accretive to free cash flow within the next three quarters. The purchase price is not material to Commvault and will be funded with cash on hand. Commvault reiterates the fiscal second quarter 2025 earnings guidance previously announced on July 30, 2024.

BofA Securities served as a financial advisor and Hogan Lovells LLP served as legal counsel to Commvault in connection with the transaction.

About Commvault
Commvault (NASDAQ: CVLT) is the gold standard in cyber resilience, helping more than 100,000 organizations keep data safe and businesses resilient and moving forward. Today, Commvault offers the only cyber resilience platform that combines the best data security and rapid recovery at enterprise scale across any workload, anywhere—at the lowest TCO.

About Clumio
Clumio helps organizations simplify data protection in AWS. Its secure air-gapped SaaS backup solution enables organizations to achieve ransomware protection, backup and restore data in minutes, and gain better visibility to optimize cloud storage costs.

Safe Harbor Statement
This press release contains forward-looking statements, including statements regarding the expected benefits of the acquisition and financial projections, which are subject to risks and uncertainties. For a discussion of these and other risks and uncertainties affecting Commvault's business, see "Item 1A. Risk Factors" in our annual report on Form 10-K and "Item 1A. Risk Factors" in our most recent quarterly report on Form 10-Q. Statements regarding Commvault's beliefs, plans, expectations or intentions regarding the future are forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from anticipated results. Commvault does not undertake to update its forward-looking statements.

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